Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Item 6. Selected Financial Data” and to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-117246) pertaining to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (which has been assumed by Commerce Energy Group, Inc.), (ii) the Registration Statement (Form S-8 No. 333-126600) pertaining to the Stock Option Agreement dated April 29, 2005 between Commerce Energy Group, Inc. and Ian B. Carter and (iii) the Registration Statement (Form S-8 No. 333-133442) including Post-Effective Amendment No. 1 thereto pertaining to the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan and the Commerce Energy Group, Inc. 2006 Stock Incentive Plan, of our report dated October 25, 2005, with respect to the consolidated financial statements of Commerce Energy Group, Inc., for the years ending July 31, 2005 and 2004, included in Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended July 31, 2006.

/S/ ERNST & YOUNG LLP

Orange County, California
December 8, 2006